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                                  Exhibit 23.1
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                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 23, 2001 relating to the financial statements and financial statement schedules of CoorsTek, Inc., which appears in CoorsTek, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado
August 31, 2001